UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 24, 2011, Digital Angel Corporation (the “Company”) entered into a Securities Purchase Agreement (the Agreement”) with certain investors, including Hillair Capital Investments LLC (the "Investors") whereby the Company will issue and sell (the “Offering”) to the Investors (i) $2 million of senior secured debentures (the “Debentures”), (ii) Series A warrants (the “Series A Warrants”) to purchase up to 4,000,000 shares of the Company’s Common Stock (the “Common Stock”)  and (iii) Series B warrants (the “Series B Warrants” and collectively with the Series A Warrants, the “Warrants”)to purchase up to 4,000,000 shares of Common Stock.  The closing of the Offering occurred February 25, 2011.

The Company will be obligated to redeem the Debentures on a quarterly basis beginning on October 1, 2011, in an amount equal to $500,000 for each quarter, until the Debentures maturity date of July 1, 2012. The Debentures accrue interest at a rate of 16% per annum which is due on a quarterly basis beginning on April 1, 2011. Upon any event of default, 125% of the then outstanding principal amount of the Debentures and any accrued interest would become immediately due and payable at the Investors’ election and the annual interest rate would increase to 18%. During the first six months after closing, the Company may not prepay any portion of the principal amount of the Debentures without the consent of the Investors. After the six month anniversary, the Company may elect to redeem some or all of the then principal amount outstanding with notice to the Investors at an amount equal to 120% of the then outstanding principal amount. The Company is subject to certain non-financial covenants under the Agreement.

The 4,000,000 Series A Warrants may be exercised at any time through the maturity date at an exercise price of $0.45 per share and the 4,000,000 Series B Warrants may be exercised at any time for a period of five years at an exercise price of $0.45 per share. If at any time after six months subsequent to the date of the Agreement there is no effective registration statement registering the resale of the shares of Common Stock underlying the Warrants, the holder of the Warrants may elect to exercise using a net exercise (i.e., cashless exercise) mechanism. If the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock equivalents at an effective price per share less than $0.45, then simultaneously with the consummation of each dilutive issuance, the Warrant exercise price for both of the Warrants shall be reduced to the lower price. In addition, the number of shares of Common Stock underlying the Series B Warrants will be increased such that the aggregate value of the Series B Warrants, after taking into account the decrease in the exercise price, shall be equal to the value prior to such adjustment. If the Company enters into a fundamental transaction that (i) is an all cash transaction, (ii) is a Rule 13e-3 transaction as defined in Rule 13e-3 under the Exchange Act, or (iii) involves a person or entity not traded on a national securities exchange, the Company or any successor entity shall, at the holder’s request within thirty days after each fundamental transaction (“Holder Option Period”), purchase the Warrants from the holder for an amount of cash equal to the value of the unexercised portion of the warrants that remain as of the time of such fundamental transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P (“the Black Scholes Value”). The maximum amount payable under the Black Scholes Value shall be (i) $500,000 if the fundamental transaction is consummated prior to the six month anniversary of the issuance date or (ii) $1,000,000 if the fundamental transaction is consummated subsequent to the six month anniversary but prior to the first anniversary of the issuance date. The Warrants are not exercisable by a holder to the extent that such holder or any of its affiliates would beneficially own in excess of 4.9% of the Company’s common stock.

To secure the obligations of the Company under the Debentures, the Company and its wholly-owned subsidiary, Destron Fearing Corporation (“Destron Fearing”), have pledged their ownership interests in Signature Industries Limited (“Signature”), a majority-owned subsidiary of the Company. In addition, Signature, Destron Fearing and its wholly-owned subsidiaries Digital Angel Technology Corporation and Digital Angel International, collectively and individually have guaranteed the Debentures.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM) acted as the exclusive placement agent in connection with the Offering.

The foregoing description of the Agreement and related transaction documents do not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction documents, copies of which are filed as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

On February 25, 2011, the Company issued a press release regarding the Debentures. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

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Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the Investors; the Company obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

Exhibit 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement dated as of February 24, 2011
10.2	Form of 16% Senior Secured Debenture dated as of February 24, 2011
10.3	Form of Series A Warrant
10.4	Form of Series B Warrant
10.5	Form of Subsidiary Guarantee
10.6	Form of Pledge and Security Agreement
99.1	Press Release of the Company dated February 25, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: February 25, 2011

	By:	/s/ Jason G. Prescott
	Name:	Jason G. Prescott
	Title:	Chief Financial Officer

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